John Q. Doyle
President and Chief Executive Officer

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036
T +1 212 345 5000
www.corporate.marsh.com

February 24, 2026 Mark C. McGivney Electronic delivery

Subject: Terms of Employment

Dear Mark,

This sixth amendment to the Letter Agreement, dated September 17, 2015, between you and Marsh & McLennan Companies, Inc. (“Marsh”) as subsequently amended on January 17, 2018, February 19, 2019, September 22, 2022, February 22, 2024 and February 18, 2025 (taken together, the “Letter Agreement”), revises the terms and conditions of your employment as Senior Vice President and Chief Financial Officer of Marsh. The Letter Agreement will continue to govern your employment except as specified below:

1Exhibit A to the Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

The terms of this amendment are effective as of February 24, 2026. Please acknowledge your agreement with the terms of the Letter Agreement, as further amended by this sixth amendment, by signing and dating this amendment.

Sincerely,

/s/ John Q. Doyle
John Q. Doyle
President and Chief Executive Officer
Marsh

February 24, 2026
Mark C. McGivney

Accepted and Agreed:

/s/ Mark C. McGivney
(Signature)

February 26, 2026
(Date)

February 24, 2026
Mark C. McGivney

Exhibit A

Board or Committee Memberships	None
Annual Base Salary	$1,000,000 effective as of April 1, 2024.
Annual Target Bonus Opportunity
Bonus awards are discretionary.
Target bonus of $2,000,000 commencing with the 2026 performance year (awarded in February 2027). Actual bonus may range from 0% - 200% of target, based on achievement of individual and Marsh performance objectives, as Marsh may establish from time to time

Annual Target Long-Term Incentive Opportunity	Long-term incentive awards are discretionary. Target grant date fair value of $3,000,000 commencing with the award granted in 2024.
Other Benefits
You will have access to a car and driver for business purposes and work/home travel.
If the imputed income attributable to this benefit is taxable to you, then the taxes associated with this taxable income will not be reimbursed or paid by Marsh.